Exhibit 10.14

AMENDMENT NO. 4 TO PROMISSORY NOTES

This Amendment No. 4 to Promissory Notes (this “Amendment”) dated this 17th day of January, 2020, by and among Coro Global Inc. (formerly known as Hash Labs Inc.), a Nevada corporation (the “Company”) and The Vantage Group Ltd., a Delaware corporation (the “Holder”).

WHEREAS, the Holder is the holder of certain outstanding promissory notes (collectively, the “Notes”) of the Company, consisting of (i) a promissory note, dated on or about January 14, 2019, in the original principal amount of $17,780.25, as amended by amendment No. 1 thereto, dated April 9, 2019, amendment No. 2 thereto, dated July 3, 2019, and amendment No. 3 thereto, dated October 1, 2019; and (ii) a promissory note, issued on or about July 15, 2016, in the original principal amount of $100,000, as amended by amendment No. 1 thereto, dated April 9, 2019, amendment No. 2 thereto, dated July 3, 2019, and amendment No. 3 thereto, dated October 1, 2019;

WHEREAS, the Company and the Holder desire to amend the Notes as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. The maturity date of each of the Notes is hereby amended to be March 31, 2020.

2. Except as modified herein, the terms of the Notes shall remain in full force and effect.

3. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CORO GLOBAL INC.

By:	/s/ J. Mark Goode
Name:	J. Mark Goode
Title:	Chief Executive Officer

THE VANTAGE GROUP LTD.

By:	/s/ Lyle Hauser
Name:	Lyle Hauser
Title:	Chief Executive Officer